UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2011

APPLE REIT TEN, INC.

(Exact name of registrant as specified in its charter)

Virginia	333-168971	27-3218228
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

814 East Main Street, Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d) Election of Director

The sole Shareholder of Apple REIT Ten, Inc. on January 24, 2011 elected Kent W. Colton, R. Garnett Hall, Jr., Anthony Francis “Chip” Keating III and Ronald A. Rosenfeld to serve as directors until our Annual Meeting of Shareholders in 2012. The following provides additional information on Dr. Colton, Mr. Hall, Mr. Keating and Mr. Rosenfeld:

          Kent W. Colton (age 67). Dr. Colton currently serves as Senior Fellow of the Joint Center for Housing Studies at Harvard University and served as Senior Scholar from 1999 until 2010. Since 1999 he has been President of KColton LLC, a consulting and housing research company in McLean, Virginia, and since December 2004, he has been a principal of CTC Housing Group, LLC of Raleigh, North Carolina, which is engaged in housing and real estate development. From April 1984 through May 1999, he was Executive Vice President and Chief Executive Officer of the National Association of Home Builders. From 2001 through March 2005, Dr. Colton served as an independent director of Cornerstone Realty Income Trust, a real estate investment trust (of which Glade M. Knight was Chairman and Chief Executive Officer) that owned apartment communities. He previously served as a director of Apple Hospitality Five, Inc. until the company was sold in October of 2007. Dr. Colton is also a director of Apple REIT Seven, Inc. and Apple REIT Eight, Inc.

          R. Garnett Hall, Jr. (age 71). Mr. Hall is currently a licensed real estate agent in the Commonwealth of Virginia with Long and Foster Real Estate, Inc. Mr. Hall served 38 years with SunTrust Bank (formerly Crestar Bank and United Virginia Bank) and was Senior Vice President of Trust and Investment Management when he took early retirement in 2001. In 1962 he began his banking career in Retail Banking. As Vice President, from 1973 to 1976, he managed the bank’s headquarters’ office. From 1977 to 1984, he managed major corporate relationships in the Southeast, Midwest and New England as Vice President/National Accounts. From 1985 to 1990, he served as Senior Vice President/Manager of Professional and Executive Banking, (now Private Banking) where he expanded that division, gaining the banking relationships of the majority of Richmond law firms and medical practices. In 1991 he joined the Trust area of the Bank and served as Senior Estate Planning Manager and Developer until 2001. Mr. Hall worked actively for The American Cancer Society serving on the Virginia Board of Directors from 1971 to 1997, during which time he served as Treasurer, Vice Chairman and Chairman of the Board. In 1991 he was the Recipient of the J. Shelton Horsley Award of Merit, the highest award bestowed by the Virginia division. He also was a member of the National Board of The American Cancer Society and was elected to three two-year terms to its House of Delegates as the Lay Director for Virginia, during which time he served on its National Investment Committee. Among other Community services, Mr. Hall served on the Executive Council of Boy Scouts of America/Heart of Virginia Executive Council from 1988 to 2001 and subsequently Council Member-at Large. He currently is a member of The Richmond Focus Club and serves on the strategic Planning Committee of Brookfield, Inc. Mr. Hall received a Bachelor’s degree from Hampden-Sydney College and Graduate Degree from Rutgers University/Stonier School of Banking.

          Ronald A. Rosenfeld (age 71). Mr. Rosenfeld currently serves as a director for the Smithsonian Institution National Board, the National Zoo Advisory Board, the Urban Land Institute—Terwilliger Center for Workforce Housing Board and as Chairman of the Ohio Saving Advisory Board. In 2005, President Bush designated Mr. Rosenfeld chairman of the Federal Housing Finance Board which was later merged with the Office of Federal Housing Enterprise Oversight to create the Federal Housing Finance Agency. Mr. Rosenfeld continued to serve as Chairman until his resignation in 2008. Mr. Rosenfeld served as President of the Government National Mortgage Association (Ginnie Mae) under President George W. Bush from 2001 to 2004. From 1995 to 1998, Republican Governor of Oklahoma Frank Keating appointed Mr. Rosenfeld as his second Secretary of Commerce. In 1993, Mr. Rosenfeld left the federal government to become the Executive Vice President of NHP, Inc. In 1989, Mr. Rosenfeld was appointed Deputy Assistant Secretary of Housing with the Federal Housing Administration and in 1992 was appointed as Deputy Assistant Secretary for Corporate Finance with the Department of the Treasury. From 1981 to 1988 he was with Prescott, Ball and Turben, an investment banking firm where he served as a partner and later became that firm’s Executive Vice President when the firm was acquired by Kemper Financial Services. From 1976 until 1981 he was a partner of Zappala & Company, an investment banking firm that specialized in the financing of commercial real estate. Mr. Rosenfeld served as President of Multiplex, Inc., an apartment community developer and manager, from 1969 to 1975 and from 1965 to 1968 Mr. Rosenfeld served as Vice President of Willow Shore Builders, Inc. Mr. Rosenfeld received a Bachelors of Science Degree in Economics from the University of Pennsylvania (The Wharton School) and a Juris Doctor from Harvard Law School.

Anthony Francis “Chip” Keating, III (age 31). Mr. Keating has been a principal with The Rebkee Company, a full service commercial real estate development and investment company, since March 2010. He currently serves on the Children’s Hospital Foundation and The Salvation Army boards. Mr. Keating is also a member of Leadership Oklahoma City, The Downtown Club of Oklahoma City and International Council of Shopping Centers. Prior to joining The Rebkee Company, Mr. Keating served as the Real Estate Development Manager for Chesapeake Energy Corporation in Oklahoma City, Oklahoma from March 2007 to March 2010. While at Chesapeake, Mr. Keating closed and transacted over $850 million in real estate transactions ranging from corporate headquarters, sale leasebacks, field offices, investment properties and land for natural gas drill sites. Prior to joining Chesapeake, Mr. Keating worked as a commercial real estate broker with Trammell Crow Company from August 2004 to March 2007. While at Trammell Crow Company, he specialized in tenant representation and investment sales. Before joining Trammell Crow Company, he spent just over three years as an Oklahoma State Trooper from March 2001 to August 2004. Mr. Keating received a Bachelor of Business Administration from Southern Methodist University.

Dr. Colton, Mr. Hall and Mr. Keating will serve on the Audit Committee and the Compensation Committee of the Board of Directors. Dr. Colton and Mr. Rosenfeld will serve on the Executive Committee of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Ten, Inc.

By:	/s/ Glade M. Knight

Glade M. Knight, Chief Executive Officer

January 27, 2011